Exhibit 10.1

May 11, 2023

Mario Rivas
VIA EMAIL

Re: Separation and Transition Agreement

Dear Mario:

This letter confirms the agreement (“Agreement”) between you and Transphorm, Inc. (the “Company”) concerning the terms of your employment separation and transition from the Company.

1.Employment Separation, Board Resignation and Transition Period.

a. Employment Separation. You hereby resign your employment, and the Company hereby accepts such resignation, effective as of May 15, 2023 (the “Employment Separation Date”). Upon such resignation, you will be deemed to have resigned from any and all employment, officer and director roles with the Company and its subsidiaries (including without limitation as provided in subsection b. below) without any further action required by you, provided that you agree to execute any documents as may be reasonably requested by the Company to reflect such resignation.

b. Board Resignation. You hereby resign your position as Chairman of the Board of Directors and as a member of the Board of Directors of the Company (the “Board”), effective as of May 15, 2023.

c. Transition Period. During the period beginning immediately following the Employment Separation Date through May 15, 2024, you will provide advisory transitional services as requested by the Company’s then-acting Chief Executive Officer (the “CEO”) or the Board (such actual period you provide such transitional services, the “Transition Period”). In performing the advisory transition services, you will be an independent contractor and not an employee or agent of the Company, and you shall perform the services pursuant to the Consulting Agreement attached hereto as Exhibit Two. The Company will share confidential information with you as it deems necessary to effectively carry out the advisory transition services. During the Transition Period, your Company Equity Awards (as defined below) will continue to vest in accordance with their terms.

2.     Company Equity Awards. You previously were granted certain equity awards covering shares of the Company’s common stock (“Shares”) under the Company’s 2020 Equity Incentive Plan and 2015 Equity Incentive Plan (the “Plans”) and applicable award agreements thereunder, that are outstanding as of the date first set forth above, as specified in Schedule A attached hereto (the “Equity Awards,” and such plans and agreements, the “Award Documents”). You and the Company agree that there is no break in your service due to your movement to an advisor role and your Equity Awards will continue vesting through the Transition Period in accordance with their terms but otherwise will cease vesting upon termination of the Transition Period (and in any case no later than May 15, 2024) provided that such termination is a termination of service with the Company. Any Equity Awards or portions thereof that have not vested through the last day of the Transition Period will be forfeited permanently and you will have no further rights with respect to such Equity Awards (or portions thereof) or Shares subject thereto. Except as provided in this Section 2 and Section 3 below, your Equity Awards remain subject to the terms and conditions of the Award Documents.

3.     Post-Termination Exercise Period Extension. If you comply fully with your legal and contractual obligations to the Company, then the Company will provide you with the following extension to the post-termination exercise period applicable to your Options. The post-termination exercise period of your Equity Awards that are stock options to purchase Shares that are vested and outstanding as of the last day of the Transition Period (each, an “Option”) will be extended such that the Options will remain outstanding and exercisable through December 31, 2024, provided that in no event will any Option remain outstanding beyond the original maximum term of the Option, and provided further that all Options are subject to earlier termination as set forth in the Plan under which the applicable Option was granted. You acknowledge and agree that, to the extent that an Option currently qualifies as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, the extension of the exercise period set forth above is a “modification” of the Option and as a result, the Option may no longer qualify as an incentive stock option and will instead be a nonstatutory stock option for tax purposes.

4.     Employee Benefits; No Other Monies Owed. Your health insurance benefits will cease on May 31, 2023, subject to your right to continue your health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law (“COBRA”). Your participation in all benefits and incidents of employment, including without limitation, vesting in equity-based compensation (except as provided in Sections 2 and 3 herein), the accrual of bonuses, vacation, and paid time off, will cease as of the Employment Separation Date. You acknowledge that, except as expressly provided in this Agreement, you have not earned, and will not receive from the Company, any additional compensation, severance, or benefits on or after the Employment Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan. By way of example, you acknowledge that you have not earned and are not owed any equity, bonus, incentive compensation, severance benefits, or commissions. You further acknowledge and agree that you are responsible for attorneys’ fees and costs for counsel you engaged prior to or in connection with executing this Agreement and that you will not seek reimbursement from the Company or its insurers for any such attorneys’ fees and costs.

5.     Return of Company Property. By the Employment Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have in your possession or control. You agree that you will make a diligent search to locate any such documents, property and information by the Employment Separation Date. If you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, within five business days after the Employment Separation Date, you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems. The parties agree that the Company shall maintain certain Company email addresses as expressly agreed upon between you and the CEO.

6.     Cooperation. You agree that during and following the Transition Period, you will make yourself available, upon reasonable notice and under reasonable conditions, to assist the Company with respect to matters of which you were personally involved or had personal knowledge while employed by the Company. Without limitation, such assistance may include signing documents, providing information or documents, cooperating with investigations, negotiations, lawsuits or administrative proceedings involving the Company, and preparing for and giving testimony, including written declarations or statements.

7.     Confidential Information. You hereby acknowledge that, except as expressly set forth herein, you are bound by your post-employment obligations in the attached At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (attached hereto as Exhibit One). You acknowledge and agree that as a result of your employment with the Company you have had access to the Company’s Confidential Information (as defined in the agreement), that, except as otherwise required by law and/or excepted by the Protected Activity Not Prohibited section below, you will hold all Confidential Information in strictest confidence and that you will not make use of such Confidential Information on behalf of anyone. You further expressly acknowledge and agree that you will continue to be bound by your non-solicitation obligations to the Company for a period of 12 months from the last day of the Transition Period, subject to certain exceptions as expressly agreed upon between you and the Company’s CEO. Further, pursuant to this Agreement, you will not be subject to any non-competition obligations to the Company, though at all times you acknowledge and agree that you will abide by your ongoing confidentiality obligations.

8.     General Release and Waiver of Claims. In exchange for the consideration set forth herein, you hereby bind yourself and your heirs, beneficiaries, trustees, administrators, executors, assigns, agents and legal representatives (collectively, the “Releasors”), and hereby waive and release to the maximum extent permitted by applicable law any and all claims or causes of action, whether known or unknown, against the Company and/or its predecessors, successors, past or present parents or subsidiaries, affiliated companies, or related entities (collectively, including the Company, the “Entities”) and/or the Entities’ respective past or present insurers, officers, directors, agents, attorneys, employees, shareholders, investors, assigns and employee benefit plans (collectively with the Entities, the “Released Parties”), with respect to any matter, including, without limitation, any matter related to your employment with or service to the Company.

This waiver and release includes, without limitation, claims under the Employee Retirement Income Security Act (ERISA); claims for attorneys’ fees or costs; any and all claims for or related to stock, stock options, RSUs or other equity securities of the Company; penalties claims; wage and hour claims; statutory claims; tort claims; contract claims; claims of wrongful discharge, constructive discharge, emotional distress, defamation, conversion, invasion of privacy, fraud, promissory estoppel, misrepresentation, breach of contract, breach of fiduciary duty, and breach of the covenant of good faith and fair dealing; claims for retaliation; claims related to discrimination or harassment based on any protected basis, under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Texas Payday Act; the Texas Workers’ Compensation Act; and Chapter 21 of the Texas Labor Code (also known as the Texas Commission on Human Rights Act) or any other federal, state, or local law prohibiting discrimination, harassment or retaliation; and claims under all other federal, state and local laws, ordinances and regulations.

Notwithstanding the foregoing, the following are not included in the released claims (the “Excluded Claims”): (a) any rights or claims for indemnification you may have pursuant to your applicable written indemnification agreement with the Company dated December 16, 2021 and under the charter, bylaws or operating agreements of the Company, or under applicable law, except as limited by Paragraph 10 below; (b) any rights which cannot be waived as a matter of law; (c) any rights you have to file or pursue a claim for workers’ compensation or unemployment insurance; (d) any claims arising from the breach of this Agreement; and (e) any claims arising after the date you sign this Agreement.

You agree not to pursue any action nor seek damages or any other remedies for any released claims. You agree to execute any and all documents necessary to request dismissal or withdrawal, or to opt-out, of such claims with prejudice. Further, you agree not to participate in, seek to recover in, or assist in any litigation or investigation by other persons or entities against the Released Parties, except if served with a subpoena or as otherwise required by law.

Except as otherwise required by law and/or excepted by the Protected Activity Not Prohibited section below, you agree you will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Released Parties, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. You agree both to immediately notify the Company upon receipt of any such subpoena or court order, except as set forth above regarding cooperation with Government Agencies. Nothing herein shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

9.     Waiver of Unknown Claims. You acknowledge that you are represented by counsel and are familiar with the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in the releasor’s favor at the time of executing the release, which, if known by the releasor, would have materially affected the releasor’s settlement with the Released Parties. You, being aware of said principle, agree to expressly waive any right you may have to that effect, as well as under any other statute or common law principles of similar effect.

10.     Acknowledgment of Waiver of Claims under ADEA. You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. You agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date you sign this Agreement. You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that: (a) you should consult with an attorney prior to executing this Agreement; (b) you have twenty-one (21) days within which to consider this Agreement; (c) you have seven (7) days following your execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event you sign this Agreement and return it to the Company in less than the 21-day period identified above, you hereby acknowledge that you have knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. You acknowledge and understand that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

11.     Protected Activity Not Prohibited. Nothing in this Agreement shall in any way limit or prohibit you from filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Nothing in this Agreement constitutes a waiver of any rights you may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit you participation in any legally protected activities, such as (a) forming, joining, or supporting labor unions, (b) bargaining collectively through representatives of employees’ choosing, (c) discussing wages, benefits, or terms and conditions of employment, and (d) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of your or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. Notwithstanding the foregoing, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve the activity otherwise protected herein or by applicable law. You further agree that protected activity herein does not include the disclosure of any Company attorney-client privileged communications or attorney work product.

12.     Non-Disclosure. Except if required by law or if the specific information is publicly available due to your role as a former Section 16 Officer, and except as otherwise excepted by the Protected Activity Not Prohibited section above, you agree that you will not disclose to others the terms and conditions of this Agreement, including any negotiations leading up to it, except that you may disclose such information, on express condition of confidentiality, to your spouse and to your attorney or accountant in order for such individuals to render services to you.

13.     Arbitration Agreement. Any unresolved controversy or claim arising out of or relating to this Agreement shall be submitted to arbitration under the Commercial Rules of the American Arbitration Association (the “AAA”) in effect as of the date of this Agreement. Arbitration shall be by a single arbitrator mutually agreed upon by the parties; if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by AAA, then by one arbitrator who is chosen by the AAA in accordance with the Commercial Rules. The arbitration shall take place in the State of Texas, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. Before engaging in arbitration, you and the Company agree to first attempt to resolve the dispute informally or with the assistance of a neutral third-party mediator. You and the Company each acknowledge that by agreeing to this arbitration procedure, you and the Company waive the right to resolve any such dispute, claim or demand through a trial by jury or judge or by administrative proceeding. The arbitrator, and not a court, shall also be authorized to determine arbitrability. All claims or disputes must be submitted to arbitration on an individual basis and not as a representative, class and/or collective action proceeding on behalf of other individuals. Claims will be governed by applicable statutes of limitations. The arbitrator may in his or her discretion award attorneys’ fees and costs to the prevailing party. This arbitration agreement does not cover any action seeking only emergency, temporary or preliminary injunctive relief (including a temporary restraining order) in a court of competent jurisdiction in accordance with applicable law to protect a party’s confidential or trade secret information. This arbitration agreement shall be construed and interpreted in accordance with the Federal Arbitration Act.

14.     No Admission. This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of any of the Released Parties.

15.     Complete and Voluntary Agreement. This Agreement, together with the other agreements as referenced herein, constitute the entire agreement between you and the Company with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither the Released Parties nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion. Further, you acknowledge that you have been represented by counsel with respect to this Agreement and that this is a negotiated agreement.

16.     Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, however that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

17.     Miscellaneous. It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by you and an authorized representative of the Company. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution via DocuSign or a similar service, or of a facsimile copy or scanned image shall have the same force and effect as execution of an original, and an electronic or facsimile signature or scanned image of a signature shall be deemed an original and valid signature.

18.     Governing Law. Except as to the arbitration agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except that the enforceability of the arbitration agreement shall be subject to the Federal Arbitration Act.

19.     Effective Date. This Agreement shall be null and void if not executed by you within twenty-one (21) days of your receipt of this Agreement for review. Each party has seven (7) days after that party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after you signed this Agreement, so long as it has been signed by the parties and has not been revoked by either party before that date (the “Effective Date”).

Sincerely,

TRANSPHORM, INC.

By: /s/Katharina McFarland
Katharina McFarland
Lead Independent Director
Transphorm, Inc. Board of Directors

READ, UNDERSTOOD AND AGREED TO:

/s/Mario Rivas
Mario Rivas

May 11, 2023
Date

Schedule A: Equity Awards
Exhibit One: At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement
Exhibit Two: Consulting Agreement

Schedule A

Equity Awards

Type of Equity Award	Grant Date	Plan	Per Share Exercise Price	Number of Shares Subject to Equity Award as Granted	Number of Shares Under Equity Award That Vested*	Number of Shares Under Equity Award That Remain Unvested*
NSO	11-30-2016	2015 Plan	$4.34	66,313	66,313	—
NSO	11-30-2016	2015 Plan	$4.34	292,192	292,192	—
NSO	12-15-2021	2020 Plan	$7.99	42,000	42,000	—
RSU	8-27-2020	2020 Plan	N/A	93,120	93,120	—
RSU	12-15-2021	2020 Plan	N/A	28,000	18,667	9,334
RSU	1-1-2023	2020 Plan	N/A	16,544	16,544	—
* Through and as of May 15, 2024, provided that you remain employed with, or provide transition services to, the Company through such date.

Exhibit One
At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement

[intentionally omitted]

Exhibit Two

Consulting Agreement

This Consulting Agreement (this “Agreement”) is made and entered into as of May 15, 2023 (the “Effective Date”) by and between Transphorm, Inc. (the “Company”), and Mario Rivas (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.     Services and Compensation

Consultant shall provide the Company with advisory transitional services as requested by the Company’s then-acting Chief Executive Officer or the Board of Directors. During the term of this Agreement, Consultant’s Equity Awards (as defined below) will continue to vest in accordance with their terms. “Equity Awards” means those certain previously granted equity awards covering shares of the Company’s common stock (“Shares”) under the Company’s 2020 Equity Incentive Plan and 2015 Equity Incentive Plan (the “Plans”) and applicable award agreements thereunder, that are outstanding as of the effective date of this Agreement, as follows:

Type of Equity Award	Grant Date	Plan	Per Share Exercise Price	Number of Shares Subject to Equity Award as Granted	Number of Shares Under Equity Award That Vested*	Number of Shares Under Equity Award That Remain Unvested*
NSO	11-30-2016	2015 Plan	$4.34	66,313	66,313	—
NSO	11-30-2016	2015 Plan	$4.34	292,192	292,192	—
NSO	12-15-2021	2020 Plan	$7.99	42,000	42,000	—
RSU	8-27-2020	2020 Plan	N/A	93,120	93,120	—
RSU	12-15-2021	2020 Plan	N/A	28,000	18,667	9,334
RSU	1-1-2023	2020 Plan	N/A	16,544	16,544	—
* Through and as of May 15, 2024, provided that you provide transition services to the Company through such date.

2.     Confidentiality

A.Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

B.Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s right to engage in Protected Activity (as defined below), disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2.B shall continue after the termination of this Agreement.

C.Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D.Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

3.     Ownership

A.Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

B.Pre-Existing Materials. Subject to Section 3.A, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.

C.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D.Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

E.Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3.E shall continue after the termination of this Agreement.

F.Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4.     Conflicting Obligations

A.Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

B.In view of Consultant’s access to the Company’s trade secrets and proprietary know-how, Consultant further agrees that Consultant will not, without Company’s prior written consent, engage any employee, independent contractor, or other agent of Consultant to perform any Services under this Agreement. Consultant acknowledges that the obligations in this Section 4 are ancillary to Consultant’s nondisclosure obligations set forth above.

5.     Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

6.     Reports

Consultant agrees that Consultant will keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

7.     Term and Termination

A.Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) May 15, 2024, (ii) final completion of the Services or (ii) termination as provided in Section 7.B.

B.Termination. The Company may terminate this Agreement upon giving Consultant written notice of such termination pursuant to Section 14.G of this Agreement. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

C.Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(1)     The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and

(2) Section 2 (Confidentiality), Section 3 (Ownership), Section 4.B (Conflicting Obligations), Section 5 (Return of Company Materials), Section 7 (Term and Termination), Section 8 (Independent Contractor; Benefits), Section 9 (Indemnification), Section 11 (Nonsolicitation), Section 12 (Limitation of Liability), Section 13 (Arbitration), and Section 14 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

8.     Independent Contractor; Benefits

A.Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B.Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

9.     Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole, or in part, from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

10.     Warranties

A.Consultant Warranty. Consultant shall perform the obligations described herein in a good and workmanlike manner with due diligence and in full compliance with the terms and conditions of this Agreement and all mutually agreed to specifications, statements of work, and acceptance criteria. Consultant, at its expense, shall use reasonable efforts to correct any Services or Inventions performed by or delivered by Consultant that do not conform to the foregoing warranty.

B.Further Warranties. Consultant further warrants that: (i) the Inventions are or will be original to Consultant; (ii) Consultant has not previously granted and will not grant any rights in the Inventions to any third party that are inconsistent with the rights granted to Company herein; (iii) all Inventions, and the intended uses thereof, shall be free of any third party claims with respect to intellectual property or other proprietary rights and shall be free of any third party liens, encumbrances, security interests, or any similar restrictions; (iv) unless provided by Company, Consultant will provide all necessary personnel, facilities, and materials to facilitate efficient and effective completion of the Services; (v) Consultant will exert Consultant’s best efforts to use a repeatable and proven process to design, develop, test, deliver, and document the Inventions, or any part thereof; and (vi) Consultant has full power and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to Company hereunder.

C.Warranty Indemnity. Consultant shall indemnify and hold the Company harmless from and against any claims, damages, or liabilities resulting from Consultant’s breach of the foregoing warranties.

11.     Nonsolicitation

To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Section 10 shall affect Consultant’s continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, Consultant’s obligations under Section 2.

12.     Limitation of Liability

IN NO EVENT SHALL THE COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER THE COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL THE COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY THE COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

13.     ARBITRATION

A.ARBITRATION. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, THE COMPANY’S PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. CONSULTANT FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE OR REPRESENTATIVE LAWSUIT OR PROCEEDING. CONSULTANT AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE (EXCEPT AS PROHIBITED BY LAW) ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY,

REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT AGREES TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT. CONSULTANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES CONSULTANT TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT. SIMILARLY, NOTHING IN THIS AGREEMENT PROHIBITS CONSULTANT FROM ENGAGING IN PROTECTED ACTIVITY, AS SET FORTH BELOW.

B.PROCEDURE. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT HTTPS://WWW.JAMSADR.COM/RULES-EMPLOYMENT-ARBITRATION/. CONSULTANT AGREES THAT THE USE OF THE JAMS RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, CONSULTANT REAFFIRMS THAT CONSULTANT IS AN INDEPENDENT CONTRACTOR. CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, APPLYING THE STANDARDS SET FORTH UNDER THE TEXAS RULES OF CIVIL PROCEDURE. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, INCLUDING THE TEXAS RULES OF CIVIL PROCEDURE AND THE TEXAS RULES OF EVIDENCE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT-OF-LAW. CONSULTANT AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN TRAVIS COUNTY, TEXAS. ANY PARTY TO THE ARBITRATION MAY PARTICIPATE IN ANY ARBITRATION PROCEEDING REMOTELY USING TELECOMMUNICATION TOOLS, SUCH AS ZOOM AND MICROSOFT TEAMS.

C.REMEDY. EXCEPT AS PROVIDED BY THE FAA OR THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN CONSULTANT AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE FAA OR THIS AGREEMENT, NEITHER CONSULTANT NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN A COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D.ADMINISTRATIVE RELIEF. CONSULTANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE TEXAS WORKFORCE COMMISSION, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER,

PRECLUDE CONSULTANT FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

E.VOLUNTARY NATURE OF AGREEMENT. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT CONSULTANT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTANDS IT, INCLUDING THAT CONSULTANT IS WAIVING CONSULTANT’S RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT CONSULTANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.

14.     Miscellaneous

A.Governing Law; Consent to Personal Jurisdiction. With the exception of the arbitration requirements set forth in Section 13 herein that are governed by the FAA, this Agreement shall be governed by the laws of the State of Texas, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Texas for any lawsuit filed against Consultant by the Company.

B.Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

C.Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement.
D.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service or (ii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 14.G.

(1)     If to the Company, to:
75 Castilian Drive
Goleta, CA 93117
Attention: Primit Parikh

(2)     If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

H.     Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

I.    Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

J.    Protected Activity Not Prohibited. Consultant understands that nothing in this Agreement shall in any way limit or prohibit Consultant from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). Consultant understands that in connection with such Protected Activity, Consultant is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Consultant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Consultant further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement (i) limits employees’ rights to discuss or disclose wages, benefits, or terms and conditions of employment as protected by applicable law, including any rights under Section 7 of the National Labor Relations Act, or (ii) otherwise impairs employees from assisting other Company employees and/or former employees in the exercise of their rights under Section 7 of the National Labor Relations Act.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT		TRANSPHORM, INC.
By:		By:
Name:	Mario Rivas	Name:
Title:
Address for Notice: